Exhibit 99.1

ANYWHERE REAL ESTATE INC. REPORTS
THIRD QUARTER 2024 FINANCIAL RESULTS

MADISON, N.J. (November 7, 2024) - Anywhere Real Estate Inc. (NYSE: HOUS) ("Anywhere" or the "Company"), a global leader in residential real estate services, today reported financial results for the third quarter ended September 30, 2024.
"I am proud of our third quarter performance as Anywhere delivered strong Operating EBITDA and free cash flow, invested meaningfully in the business for future growth, gained luxury share, and strengthened our balance sheet," said Ryan Schneider, Anywhere president and CEO. "Anywhere stands out because of our strategic strengths and profitability, along with our outstanding affiliated agents, franchisees, and employees who continue to deliver great value to consumers as we move real estate to what's next."
"Anywhere delivered differentiated profitability, optimized our balance sheet, and drove efficiencies to fuel even greater financial octane and flexibility for the future," said Charlotte Simonelli, Anywhere executive vice president, chief financial officer, and treasurer. "We are capitalizing on this moment to accelerate our strategic progress, invest in our future, and set Anywhere up for growth and further competitive differentiation as the housing market improves."
Third Quarter 2024 Highlights
•Generated Revenue of $1.5 billion, a decrease of 3% year-over-year.
•Combined closed transaction volume remained flat year-over-year in the third quarter with units down about 5% and price up 6%.
•Our strength in luxury continued as our Corcoran and Sotheby’s International Realty brands outperformed the market, with 5% transaction volume growth in the third quarter, including growing our luxury unit share year-over-year.
•Reported Net Income of $7 million decreased $122 million primarily driven by lapping gains on the early extinguishment of debt which were $7 million during the third quarter of 2024 compared to $169 million during the same period last year. Adjusted Net Income of $6 million decreased $11 million versus 2023 (See Table 1a).
•Operating EBITDA of $94 million, a $13 million decrease year-over-year (See Table 5a).
•Realized cost savings of approximately $30 million and on track to realize full year cost savings of $120 million.
•Agent commission splits in the third quarter were up 15 basis points year-over-year to 80.4%, but down versus the prior quarter. It is the 10th straight quarter of stable commission splits at approximately 80%.
•Free Cash Flow of $99 million versus $95 million for the corresponding quarter last year (See Table 7).
•The Company repaid its $196 million Term Loan A and repurchased $26 million of unsecured notes for $19 million, capturing $7 million of discount.
•The Company's preliminary October 2024 closed transaction volume was up approximately 9% year-over-year and October open transaction volume, which represents new contracts and future closings, was up approximately 16% year-over-year. These preliminary October results on open and closed volumes have been adjusted to reflect like-for-like number of business days. October 2024 included one more business day than October 2023.

Anywhere Reports Financial Results for Third Quarter 2024

•The Anywhere AI-enhanced marketing platform, Listing Concierge, won the Inman AI Award for Best Use of AI by a Brokerage in October 2024.
•Anywhere was recognized in October 2024 by Forbes as a World's Best Employer for the fourth consecutive year.
Third Quarter 2024 Financial Highlights
The following table sets forth the Company’s financial highlights for the periods presented (in millions, except per share data) (unaudited):

	Three Months Ended September 30,
	2024	2023	Change	% Change
Revenue	$1,535	$1,584	$(49)	(3)%
Operating EBITDA [1]	94	107	(13)	(12)
Net income attributable to Anywhere	7	129	(122)	(95)
Adjusted net income [2]	6	17	(11)	(65)
Earnings per share	0.06	1.17	(1.11)	(95)
Free Cash Flow [3]	99	95	4	4
Net cash provided by operating activities	$120	$145	$(25)	(17)%

Select Key Drivers
Anywhere Brands - Franchise Group 4 5
Closed homesale sides	189,833	200,619		(5)%
Average homesale price	$502,512	$470,818		7%
Anywhere Advisors - Owned Brokerage Group [5]
Closed homesale sides	67,625	71,794		(6)%
Average homesale price	$741,623	$712,232		4%
Anywhere Integrated Services - Title Group
Purchase title and closing units	27,631	28,453		(3)%
Refinance title and closing units	2,661	2,304		15%
_______________
Footnotes:
1 See Table 5a for a reconciliation of Net income attributable to Anywhere to Operating EBITDA. Operating EBITDA is defined as net income (loss) adjusted for depreciation and amortization, interest expense, net (excluding relocation services interest for securitization assets and securitization obligations), income taxes, and certain non-core items. Non-core items include restructuring charges, former parent legacy items, gains or losses on the early extinguishment of debt, impairments, and gains or losses on discontinued operations or the sale of businesses, investments or other assets.
2 See Table 1a for a reconciliation of Net income attributable to Anywhere to Adjusted net income. Adjusted net income (loss) is defined as net income (loss) before mark-to-market interest rate swap adjustments, former parent legacy items, restructuring charges, (gain) loss on the early extinguishment of debt, impairments, (gain) loss on the sale of businesses, investments or other assets and the tax effect of the foregoing adjustments.
3 See Table 7 for a reconciliation of Net income attributable to Anywhere to Free Cash Flow. Free Cash Flow is defined as net income (loss) attributable to Anywhere before income tax expense (benefit), income tax payments, net interest expense, cash interest payments, depreciation and amortization, capital expenditures, restructuring costs and former parent legacy costs (benefits), net of payments, impairments, (gain) loss on the sale of businesses, investments or other assets, (gain) loss on the early extinguishment of debt, working capital adjustments and relocation receivables (assets), net of change in securitization obligations.
4 Includes all franchisees except for Owned Brokerage Group.
5 In the quarter ended September 30, 2024, the Company's combined homesale transaction volume (transaction sides multiplied by average sale price) remained flat compared with the third quarter of 2023.

Anywhere Reports Financial Results for Third Quarter 2024

2024 Financial Estimates
The Company is expecting to realize $120 million in cost savings in 2024.
The Company expects its Free Cash Flow excluding one-time items to be approximately $100 million in 2024. The one-time items are estimated to be approximately $60 million, and consist of a $20 million payment towards our antitrust litigation settlement and approximately $39 million for a 1999 Cendant legacy tax matter.
The antitrust litigation settlement totaled $83.5 million, $10 million of which was paid in the fourth quarter of 2023 and $20 million of which was paid in the second quarter of 2024. The remaining $53.5 million will be due when appeals are resolved, the timing of which is uncertain. We currently expect the payment to occur no earlier than mid-2025.
The approximately $39 million 1999 Cendant legacy tax matter will be due once statutory notice is received, which we have assumed will occur in 2024.
For further discussion of these matters, see our SEC periodic reports, including the Form 10-Q we filed this morning.
These estimates are subject to, among other things, macroeconomic and housing market uncertainties, including those related to rising inflation, declining affordability and constrained inventory as well as competitive, litigation and regulatory uncertainties. In addition, our free cash flow estimates do not include any potential financial impact relating to the implementation of industry settlement practice changes, which remain uncertain.
Balance Sheet
Total corporate debt, including the short-term portion, net of cash and cash equivalents (net corporate debt), totaled $2.5 billion at September 30, 2024. The Company ended the quarter with cash and cash equivalents of $102 million. The Company's Senior Secured Leverage Ratio was 1.32x at September 30, 2024 (see Table 8a). The Company's Net Debt Leverage Ratio was 7.4x at September 30, 2024 (see Table 8b).
On August 30, 2024, the Company repaid the entire outstanding principal amount of approximately $196 million along with accrued interest under the Term Loan A Facility, as amended, with a combination of cash on hand and borrowings from our Revolving Credit Facility.
During the third quarter of 2024, the Company repurchased a total of $26 million of its Unsecured Notes at an aggregate purchase price of $19 million, plus accrued interest to the respective repurchase dates.
As of November 5, 2024 the Company had $555 million of outstanding borrowings under its Revolving Credit Facility.
A consolidated balance sheet is included as Table 2 of this press release.
Investor Conference Call
Today, November 7, at 8:30 a.m. (ET), Anywhere will hold a conference call via webcast to review its Q3 2024 results and provide a business update. The webcast will be hosted by Ryan Schneider, chief executive officer and president, and Charlotte Simonelli, chief financial officer, and will conclude with an investor Q&A period with management.
Investors may access the conference call live via webcast at ir.anywhere.re or by dialing (800) 715-9871 (toll free); international participants should dial (646) 307-1963. Please dial in at least 5 to 10 minutes prior to start time. A webcast replay also will be available on the website.
About Anywhere Real Estate Inc.
Anywhere Real Estate Inc. (NYSE: HOUS) is moving the real estate industry to what’s next. A leader of integrated residential real estate services, Anywhere includes franchise, brokerage, relocation, and title and settlement businesses, as well as mortgage and title insurance underwriter minority owned joint ventures. The diverse Anywhere brand portfolio includes some of the most recognized names in real estate: Better Homes and Gardens® Real Estate, CENTURY 21®, Coldwell Banker®, Coldwell Banker Commercial®, Corcoran®, ERA®, and Sotheby’s International Realty®. Using innovative technology, data and marketing products, high-quality lead

Anywhere Reports Financial Results for Third Quarter 2024

generation programs, and best-in-class learning and support services, Anywhere fuels the productivity of its approximately 182,100 independent sales agents in the U.S. and approximately 131,600 independent sales agents in 118 other countries and territories, helping them build stronger businesses and best serve today’s consumers. Recognized for 13 consecutive years as one of the World’s Most Ethical Companies, Anywhere has also been designated a Great Place to Work six years in a row, honored on the Forbes list of World’s Best Employers for four years, named one of America’s Most Innovative Companies by Fortune for two years, and featured by Newsweek as one of the World's Most Trustworthy Companies.
Forward-Looking Statements
This press release contains "forward-looking statements," within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "believes", "expects", "anticipates", "intends", "projects", "estimates", "potential" and "plans" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could", and include statements that refer to expectations or other characterizations of future events, circumstances or results. Examples of forward-looking statements include the information appearing under 2024 Financial Estimates.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Anywhere Real Estate Inc. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.
The following include some, but not all, of the factors that could affect our future results and cause actual results to differ materially from those expressed in the forward-looking statements: adverse developments or the absence of sustained improvement in the U.S. residential real estate markets, either regionally or nationally, which could include, but are not limited to, factors that impact homesale transaction volume, such as: prolonged periods of a high mortgage rate environment, high rates of inflation, reduced housing affordability and increasing costs of home ownership, a lack of housing inventory and a continued low number of home sales; adverse developments or the absence of sustained improvement in macroeconomic conditions (such as business, economic or political conditions) on a global, domestic or local basis, which could include, but are not limited to, contraction or stagnation in the U.S. economy, geopolitical and economic instability, including as related to foreign conflicts and supply chain disruptions, continued or accelerated increases in inflation and fiscal and monetary policies of the federal government; continued or expanded scrutiny from the Department of Justice (DOJ) on broker commissions, offers of compensation and various other industry rules and practices; industry structure changes (including as a result of litigation, legislative or regulatory developments and/or consumer behavior changes) that disrupt the functioning of the residential real estate market, including the manner in which any broker commissions are communicated, negotiated or paid; the impact of evolving competitive and consumer dynamics, including meaningful decreases in the average broker commission rate, continued erosion of the Company's share of the commission income generated by homesale transactions, our ability to compete against traditional and non-traditional competitors, including those that grow via acquisition, our ability to adapt our business to changing consumer preferences and lessening of multiple listing services obligations that may result in more unlisted properties and less inventory broadly available for sale; our ability to execute our business strategy and achieve growth, including with respect to the recruitment and retention of productive independent sales agents, attraction and retention of franchisees, development or procurement of products, services and technology, including the integration of Artificial Intelligence (AI) and other machine learning, achievement or maintenance of a beneficial cost structure and our ability to realize the expected benefits from our existing or future joint ventures or strategic partnerships; adverse developments or outcomes in current or future litigation, in particular pending antitrust litigation and litigation related to the Telephone Consumer Protection Act (TCPA); risks related to our substantial indebtedness, particularly heightened during industry downturns or broader recessions, which could adversely limit our operations, including our ability to grow our business, whether organically or via acquisitions, adversely impact our liquidity and/or and our ability, and any actions we may take, to refinance, restructure or repay our indebtedness; risks related to our business structure, including our geographic and high-end market concentration, the operating results of our affiliated franchisees, their ability to pay franchise and related fees and potential claims

Anywhere Reports Financial Results for Third Quarter 2024

we could face due to their actions, the continued consolidation among our top 250 franchisees, and risks related to our reliance on information technology to operate our business and maintain our competitiveness; disruption in the residential real estate brokerage industry related to listing aggregator market power and concentration; our failure or alleged failure to comply with laws, regulations and regulatory interpretations and any changes or stricter interpretations of any of the foregoing, including but not limited to (1) antitrust laws and regulations, (2) the Real Estate Settlement Procedures Act or other federal or state consumer protection or similar laws, (3) state or federal employment laws or regulations that would require reclassification of independent contractor sales agents to employee status, (4) the TCPA, and (5) privacy or data security laws and regulations; cybersecurity incidents; impairment of our goodwill and other long-lived assets; the accuracy of market forecasts and estimates; and significant fluctuation in the price of our common stock.
Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings "Forward-Looking Statements," "Summary of Risk Factors," "Risk Factors" and "Legal Proceedings" in our filings with the Securities and Exchange Commission, including our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024 and our Annual Report on Form 10-K for the year ended December 31, 2023, and our other filings made from time to time, in connection with considering any forward-looking statements that may be made by us and our businesses generally. We undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events except as required by law.
Non-GAAP Financial Measures
This release includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, important information regarding such measures is contained in the Tables attached to this release. See Tables 8a, 8b and 9 for definitions of these non-GAAP financial measures and Tables 1a, 5a, 5b, 6a, 6b, 7, 8a and 8b for reconciliations of the historical non-GAAP financial measures to their most comparable GAAP terms.
A reconciliation of the Company's estimate of full-year Free Cash Flow excluding one-time items, which is a non-GAAP financial measure, to Net income attributable to Anywhere is not provided because of the difficulty in forecasting and quantifying the items that would be necessary for such reconciliation. The Company also believes that providing estimates of the amounts that would be required to provide a reconciliation would imply a degree of precision that would be confusing or misleading to investors. These items are uncertain, depend on various factors and may have a material impact on GAAP results.

Investor Contacts:	Media Contacts:
Alicia Swift	Trey Sarten
(973) 407-4669	(973) 407-2162
Alicia.Swift@anywhere.re	Trey.Sarten@anywhere.re

Tim Swanson	Gabriella Chiera
(973) 407-2612	(973) 407-5236
Tim.Swanson@anywhere.re	Gabriella.Chiera@anywhere.re

Anywhere Reports Financial Results for Third Quarter 2024                    6
Table 1

ANYWHERE REAL ESTATE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues
Gross commission income	$1,242	$1,293	$3,525	$3,559
Service revenue	156	155	434	445
Franchise fees	98	99	269	270
Other	39	37	102	112
Net revenues	1,535	1,584	4,330	4,386
Expenses
Commission and other agent-related costs	998	1,037	2,832	2,852
Operating	287	284	845	869
Marketing	51	56	143	161
General and administrative	111	104	303	331
Former parent legacy (benefit) cost, net	(1)	—	1	17
Restructuring costs, net	6	9	24	40
Impairments	1	3	9	11
Depreciation and amortization	48	50	151	149
Interest expense, net	38	37	117	114
Gain on the early extinguishment of debt	(7)	(169)	(7)	(169)
Other expense (income), net	—	3	(1)	1
Total expenses	1,532	1,414	4,417	4,376
Income (loss) before income taxes, equity in earnings and noncontrolling interests	3	170	(87)	10
Income tax expense (benefit)	2	45	(15)	7
Equity in earnings of unconsolidated entities	(6)	(4)	(8)	(7)
Net income (loss)	7	129	(64)	10
Less: Net income attributable to noncontrolling interests	—	—	—	—
Net income (loss) attributable to Anywhere	$7	$129	$(64)	$10

Earnings (loss) per share attributable to Anywhere shareholders:
Basic earnings (loss) per share	$0.06	$1.17	$(0.58)	$0.09
Diluted earnings (loss) per share	$0.06	$1.15	$(0.58)	$0.09
Weighted average common and common equivalent shares of Anywhere outstanding:
Basic	111.3	110.5	111.1	110.2
Diluted	112.2	112.1	111.1	111.6

Anywhere Reports Financial Results for Third Quarter 2024                    7
Table 1a
ANYWHERE REAL ESTATE INC.
NON-GAAP RECONCILIATION
ADJUSTED NET INCOME (LOSS)
(In millions, except per share data)
Set forth in the table below is a reconciliation of Net income (loss) attributable to Anywhere to Adjusted net income (loss) as defined in Table 9 for the three and nine months ended September 30, 2024 and 2023:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income (loss) attributable to Anywhere	$7	$129	$(64)	$10
Addback:
Former parent legacy (benefit) cost, net (a)	(1)	—	1	17
Restructuring costs, net	6	9	24	40
Impairments	1	3	9	11
Gain on the early extinguishment of debt (b)	(7)	(169)	(7)	(169)
Loss on the sale of businesses, investments or other assets, net	—	3	—	2
Adjustments for tax effect (c)	—	42	(7)	27
Adjusted net income (loss) attributable to Anywhere	$6	$17	$(44)	$(62)
_______________
(a)Former parent legacy items relate to a legacy tax matter.
(b)The gain on the early extinguishment of debt relates to the repurchases of Unsecured Notes in 2024, as well as the debt exchange transactions and open market debt repurchases in 2023.
(c)Reflects tax effect of adjustments at the Company's blended state and federal statutory rate.

Anywhere Reports Financial Results for Third Quarter 2024                    8
Table 2
ANYWHERE REAL ESTATE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$102	$106
Restricted cash	4	13
Trade receivables (net of allowance for doubtful accounts of $17 and $18)	124	105
Relocation receivables	199	138
Other current assets	219	218
Total current assets	648	580
Property and equipment, net	248	280
Operating lease assets, net	346	380
Goodwill	2,499	2,499
Trademarks	586	586
Franchise agreements, net	837	887
Other intangibles, net	111	127
Other non-current assets	473	500
Total assets	$5,748	$5,839
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$102	$99
Securitization obligations	148	115
Current portion of long-term debt	500	307
Current portion of operating lease liabilities	114	113
Accrued expenses and other current liabilities	583	573
Total current liabilities	1,447	1,207
Long-term debt	2,030	2,235
Long-term operating lease liabilities	291	333
Deferred income taxes	190	207
Other non-current liabilities	164	176
Total liabilities	4,122	4,158
Commitments and contingencies
Equity:
Anywhere preferred stock: $0.01 par value; 50,000,000 shares authorized, none issued and outstanding at September 30, 2024 and December 31, 2023	—	—
Anywhere common stock: $0.01 par value; 400,000,000 shares authorized, 111,258,655 shares issued and outstanding at September 30, 2024 and 110,488,093 shares issued and outstanding at December 31, 2023	1	1
Additional paid-in capital	4,822	4,813
Accumulated deficit	(3,155)	(3,091)
Accumulated other comprehensive loss	(44)	(44)
Total stockholders' equity	1,624	1,679
Noncontrolling interests	2	2
Total equity	1,626	1,681
Total liabilities and equity	$5,748	$5,839

Anywhere Reports Financial Results for Third Quarter 2024                    9
Table 3
ANYWHERE REAL ESTATE INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended September 30,
	2024	2023
Operating Activities
Net (loss) income	$(64)	$10
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	151	149
Deferred income taxes	(17)	(30)
Impairments	9	11
Amortization of deferred financing costs and debt premium	6	6
Gain on the early extinguishment of debt	(7)	(169)
Loss on the sale of businesses, investments or other assets, net	—	2
Equity in earnings of unconsolidated entities	(8)	(7)
Stock-based compensation	12	12
Other adjustments to net (loss) income	(3)	(3)
Net change in assets and liabilities, excluding the impact of acquisitions and dispositions:
Trade receivables	(19)	65
Relocation receivables	(61)	6
Other assets	69	71
Accounts payable, accrued expenses and other liabilities	(18)	12
Dividends received from unconsolidated entities	2	3
Other, net	(15)	(13)
Net cash provided by operating activities	37	125
Investing Activities
Property and equipment additions	(54)	(52)
Payments for acquisitions, net of cash acquired	—	(1)
Net proceeds from the sale of businesses	—	8
Investment in unconsolidated entities	—	(1)
Proceeds from the sale of investments in unconsolidated entities	—	6
Other, net	—	1
Net cash used in investing activities	(54)	(39)
Financing Activities
Net change in Revolving Credit Facility	215	(50)
Repayment of Term Loan A Facility	(194)	—
Proceeds from issuance of Senior Secured Second Lien Notes	—	640
Repurchases and redemption of Senior Notes	(19)	(688)
Amortization payments on term loan facilities	(12)	(11)
Net change in securitization obligations	33	7
Debt issuance costs	—	(13)
Cash paid for fees associated with early extinguishment of debt	—	(2)
Taxes paid related to net share settlement for stock-based compensation	(3)	(4)
Other, net	(17)	(25)
Net cash provided by (used in) financing activities	3	(146)
Effect of changes in exchange rates on cash, cash equivalents and restricted cash	1	—
Net decrease in cash, cash equivalents and restricted cash	(13)	(60)
Cash, cash equivalents and restricted cash, beginning of period	119	218
Cash, cash equivalents and restricted cash, end of period	$106	$158

Supplemental Disclosure of Cash Flow Information
Interest payments (including securitization interest of $8 and $10 respectively)	$111	$135
Income tax payments, net	1	4

Anywhere Reports Financial Results for Third Quarter 2024                    10
Table 4a

ANYWHERE REAL ESTATE INC.
2024 vs. 2023 KEY DRIVERS

	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	% Change	2024	2023	% Change
Anywhere Brands - Franchise Group (a)
Closed homesale sides	189,833	200,619	(5)%	528,980	555,038	(5)%
Average homesale price	$502,512	$470,818	7%	$495,176	$462,826	7%
Average homesale broker commission rate	2.41%	2.45%	(4) bps	2.42%	2.45%	(3) bps
Net royalty per side	$456	$442	3%	$448	$432	4%
Anywhere Advisors - Owned Brokerage Group
Closed homesale sides	67,625	71,794	(6)%	190,033	201,097	(6)%
Average homesale price	$741,623	$712,232	4%	$745,884	$698,195	7%
Average homesale broker commission rate	2.36%	2.41%	(5) bps	2.37%	2.42%	(5) bps
Gross commission income per side	$18,376	$18,013	2%	$18,551	$17,699	5%
Anywhere Integrated Services - Title Group
Purchase title and closing units	27,631	28,453	(3)%	78,772	80,338	(2)%
Refinance title and closing units	2,661	2,304	15%	7,080	6,810	4%
Average fee per closing unit	$3,361	$3,187	5%	$3,313	$3,176	4%
_______________
(a)Includes all franchisees except for Owned Brokerage Group.

Anywhere Reports Financial Results for Third Quarter 2024                    11
Table 4b

ANYWHERE REAL ESTATE INC.
2023 KEY DRIVERS

	Quarter Ended				Year Ended
	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	December 31, 2023
Anywhere Brands - Franchise Group (a)
Closed homesale sides	150,491	203,928	200,619	165,815	720,853
Average homesale price	$437,964	$473,312	$470,818	$460,438	$462,277
Average homesale broker commission rate	2.46%	2.46%	2.45%	2.45%	2.45%
Net royalty per side	$392	$451	$442	$429	$431
Anywhere Advisors - Owned Brokerage Group
Closed homesale sides	53,797	75,506	71,794	57,546	258,643
Average homesale price	$663,223	$709,764	$712,232	$692,791	$696,992
Average homesale broker commission rate	2.41%	2.43%	2.41%	2.42%	2.42%
Gross commission income per side	$16,776	$18,059	$18,013	$17,558	$17,668
Anywhere Integrated Services - Title Group
Purchase title and closing units	21,749	30,136	28,453	22,629	102,967
Refinance title and closing units	2,198	2,308	2,304	2,040	8,850
Average fee per closing unit	$3,129	$3,202	$3,187	$3,216	$3,185
_______________
(a)Includes all franchisees except for Owned Brokerage Group.

Anywhere Reports Financial Results for Third Quarter 2024                    12
Table 5a
ANYWHERE REAL ESTATE INC.
NON-GAAP RECONCILIATION - OPERATING EBITDA
THREE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023
(In millions)
Set forth in the table below is a reconciliation of Net income attributable to Anywhere to Operating EBITDA as defined in Table 9 for the three-month periods ended September 30, 2024 and 2023:

	Three Months Ended September 30,
	2024	2023
Net income attributable to Anywhere	$7	$129
Income tax expense	2	45
Income before income taxes	9	174
Add: Depreciation and amortization	48	50
Interest expense, net	38	37
Restructuring costs, net (a)	6	9
Impairments (b)	1	3
Former parent legacy benefit, net (c)	(1)	—
Gain on the early extinguishment of debt (d)	(7)	(169)
Loss on the sale of businesses, investments or other assets, net	—	3
Operating EBITDA	$94	$107
The following table reflects Revenue, Operating EBITDA and Operating EBITDA margin, both as defined in Table 9, by reportable segments:

	Revenues (e)		$ Change	% Change	Operating EBITDA		$ Change	% Change	Operating EBITDA Margin		Change
	2024	2023			2024	2023			2024	2023
Franchise Group	$267	$271	$(4)	(1)%	$151	$155	$(4)	(3)%	57%	57%	—
Owned Brokerage Group	1,258	1,309	(51)	(4)	(11)	(8)	(3)	(38)	(1)	(1)	—
Title Group	96	93	3	3	1	2	(1)	(50)	1	2	(1)
Corporate and Other	(86)	(89)	3	(e)	(47)	(42)	(5)	(12)
Total Company	$1,535	$1,584	$(49)	(3)%	$94	$107	$(13)	(12)%	6%	7%	(1)
_______________
(a)Restructuring charges incurred for the three months ended September 30, 2024 include $1 million at Franchise Group, $3 million at Owned Brokerage Group and $2 million at Corporate and Other. Restructuring charges incurred for the three months ended September 30, 2023 include $2 million at Franchise Group, $5 million at Owned Brokerage Group, $1 million at Title Group and $1 million at Corporate and Other.
(b)Non-cash impairments primarily related to leases.
(c)Former parent legacy items are recorded in Corporate and Other.
(d)Gain on the early extinguishment of debt is recorded in Corporate and Other. The gain on the early extinguishment of debt relates to the repurchases of Unsecured Notes that occurred during the third quarter of 2024, as well as the debt exchange transactions and open market repurchases that occurred during the third quarter of 2023.
(e)Revenues include the elimination of transactions between segments, which consists of intercompany royalties and marketing fees paid by Owned Brokerage Group of $86 million and $89 million during the three months ended September 30, 2024 and 2023, respectively, and are eliminated through the Corporate and Other line.

Anywhere Reports Financial Results for Third Quarter 2024                    13
Table 5b
ANYWHERE REAL ESTATE INC.
NON-GAAP RECONCILIATION - OPERATING EBITDA
NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023
(In millions)
Set forth in the table below is a reconciliation of Net (loss) income attributable to Anywhere to Operating EBITDA as defined in Table 9 for the nine-month periods ended September 30, 2024 and 2023:

	Nine Months Ended September 30,
	2024	2023
Net (loss) income attributable to Anywhere	$(64)	$10
Income tax (benefit) expense	(15)	7
(Loss) income before income taxes	(79)	17
Add: Depreciation and amortization	151	149
Interest expense, net	117	114
Restructuring costs, net (a)	24	40
Impairments (b)	9	11
Former parent legacy cost, net (c)	1	17
Gain on the early extinguishment of debt (d)	(7)	(169)
Loss on the sale of businesses, investments or other assets, net	—	2
Operating EBITDA	$216	$181
The following table reflects Revenue, Operating EBITDA and Operating EBITDA margin, both as defined in Table 9, by reportable segments:

	Revenues (e)		$ Change	% Change	Operating EBITDA		$ Change	% Change	Operating EBITDA Margin		Change
	2024	2023			2024	2023			2024	2023
Franchise Group	$732	$762	$(30)	(4)%	$399	$416	$(17)	(4)%	55%	55%	—
Owned Brokerage Group	3,570	3,604	(34)	(1)	(66)	(93)	27	29	(2)	(3)	1
Title Group	270	265	5	2	(5)	(5)	—	—	(2)	(2)	—
Corporate and Other	(242)	(245)	3	(e)	(112)	(137)	25	18
Total Company	$4,330	$4,386	$(56)	(1)%	$216	$181	$35	19%	5%	4%	1
_______________
(a)Restructuring charges incurred for the nine months ended September 30, 2024 include $4 million at Franchise Group, $10 million at Owned Brokerage Group, $1 million at Title Group and $9 million at Corporate and Other. Restructuring charges incurred for the nine months ended September 30, 2023 include $8 million at Franchise Group, $23 million at Owned Brokerage Group, $2 million at Title Group and $7 million at Corporate and Other.
(b)Non-cash impairments primarily related to leases and other assets.
(c)Former parent legacy items are recorded in Corporate and Other and relate to a legacy tax matter.
(d)Gain on the early extinguishment of debt is recorded in Corporate and Other. The gain on the early extinguishment of debt relates to the repurchases of Unsecured Notes that occurred during the third quarter of 2024, as well as the debt exchange transactions and open market repurchases that occurred during the third quarter of 2023.
(e)Revenues include the elimination of transactions between segments, which consists of intercompany royalties and marketing fees paid by Owned Brokerage Group of $242 million and $245 million during the nine months ended September 30, 2024 and 2023, respectively, and are eliminated through the Corporate and Other line.

Anywhere Reports Financial Results for Third Quarter 2024                    14
Table 6a
ANYWHERE REAL ESTATE INC.
SELECTED 2024 FINANCIAL DATA
(In millions)

	Three Months Ended
	March 31,	June 30,	September 30,
	2024	2024	2024
Net revenues (a)
Franchise Group	$200	$265	$267
Owned Brokerage Group	919	1,393	1,258
Title Group	71	103	96
Corporate and Other	(64)	(92)	(86)
Total Company	$1,126	$1,669	$1,535

Operating EBITDA
Franchise Group	$89	$159	$151
Owned Brokerage Group	(59)	4	(11)
Title Group	(15)	9	1
Corporate and Other	(32)	(33)	(47)
Total Company	$(17)	$139	$94

Non-GAAP Reconciliation - Operating EBITDA
Total Company Operating EBITDA	$(17)	$139	$94

Less: Depreciation and amortization	55	48	48
Interest expense, net	39	40	38
Income tax (benefit) expense	(28)	11	2
Restructuring costs, net (b)	11	7	6
Impairments (c)	6	2	1
Former parent legacy cost (benefit), net (d)	1	1	(1)
Gain on the early extinguishment of debt (e)	—	—	(7)
Net (loss) income attributable to Anywhere	$(101)	$30	$7
_______________
(a)Transactions between segments are eliminated in consolidation. Revenues for Franchise Group include intercompany royalties and marketing fees paid by Owned Brokerage Group of $64 million, $92 million and $86 million for the three months ended March 31, 2024, June 30, 2024 and September 30, 2024, respectively. Such amounts are eliminated through the Corporate and Other line.
(b)Includes restructuring charges broken down by business unit as follows:

	Three Months Ended
	March 31,	June 30,	September 30,
	2024	2024	2024
Franchise Group	$1	$2	$1
Owned Brokerage Group	6	1	3
Title Group	—	1	—
Corporate and Other	4	3	2
Total Company	$11	$7	$6
(c)Non-cash impairments primarily related to leases and other assets.
(d)Former parent legacy items are recorded in Corporate and Other and relate to a legacy tax matter.
(e)Gain on the early extinguishment of debt is recorded in Corporate and Other and relates to the repurchases of Unsecured Notes.

Anywhere Reports Financial Results for Third Quarter 2024                    15
Table 6b
ANYWHERE REAL ESTATE INC.
SELECTED 2023 FINANCIAL DATA
(In millions)

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2023	2023	2023	2023	2023
Net revenues (a)
Franchise Group	$207	$284	$271	$221	$983
Owned Brokerage Group	915	1,380	1,309	1,024	4,628
Title Group	72	100	93	75	340
Corporate and Other	(63)	(93)	(89)	(70)	(315)
Total Company	$1,131	$1,671	$1,584	$1,250	$5,636

Operating EBITDA
Franchise Group	$97	$164	$155	$111	$527
Owned Brokerage Group	(75)	(10)	(8)	(51)	(144)
Title Group	(17)	10	2	(12)	(17)
Corporate and Other	(57)	(38)	(42)	(29)	(166)
Total Company	$(52)	$126	$107	$19	$200

Non-GAAP Reconciliation - Operating EBITDA
Total Company Operating EBITDA	$(52)	$126	$107	$19	$200

Less: Depreciation and amortization	50	49	50	47	196
Interest expense, net	38	39	37	37	151
Income tax (benefit) expense	(46)	8	45	(22)	(15)
Restructuring costs, net (b)	25	6	9	9	49
Impairments (c)	4	4	3	54	65
Former parent legacy cost, net (d)	16	1	—	1	18
Gain on the early extinguishment of debt (d)	—	—	(169)	—	(169)
(Gain) loss on the sale of businesses, investments or other assets, net	(1)	—	3	—	2
Net (loss) income attributable to Anywhere	$(138)	$19	$129	$(107)	$(97)
_______________
(a)Transactions between segments are eliminated in consolidation. Revenues for Franchise Group include intercompany royalties and marketing fees paid by Owned Brokerage Group of $63 million, $93 million, $89 million and $70 million for the three months ended March 31, 2023, June 30, 2023, September 30, 2023 and December 31, 2023, respectively. Such amounts are eliminated through the Corporate and Other line.
(b)Includes restructuring charges broken down by business unit as follows:

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2023	2023	2023	2023	2023
Franchise Group	$6	$—	$2	$3	$11
Owned Brokerage Group	14	4	5	2	25
Title Group	—	1	1	2	4
Corporate and Other	5	1	1	2	9
Total Company	$25	$6	$9	$9	$49
(c)Impairments for the three months ended March 31, 2023, June 30 2023 and September 30, 2023 primarily relate to non-cash lease asset impairments. Non-cash impairments for the three months ended December 31, 2023 include $25 million at Franchise Group to reduce goodwill related to Cartus, $25 million related to franchise trademarks and $4 million related to leases and other assets.
(d)Former parent legacy cost and Gain on the early extinguishment of debt are recorded in Corporate and Other. Former parent legacy cost relates to a legacy tax matter. Gain on the early extinguishment of debt relates to the debt exchange transactions and open market repurchases that occurred during the third quarter of 2023.

Anywhere Reports Financial Results for Third Quarter 2024                    16
Table 6c

ANYWHERE REAL ESTATE INC.
2023 CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2023	2023	2023	2023	2023
Revenues
Gross commission income	$903	$1,363	$1,293	$1,011	$4,570
Service revenue	127	163	155	124	569
Franchise fees	69	102	99	81	351
Other	32	43	37	34	146
Net revenues	1,131	1,671	1,584	1,250	5,636
Expenses
Commission and other agent-related costs	723	1,092	1,037	812	3,664
Operating	286	299	284	278	1,147
Marketing	49	56	56	54	215
General and administrative	123	104	104	91	422
Former parent legacy cost, net	16	1	—	1	18
Restructuring costs, net	25	6	9	9	49
Impairments	4	4	3	54	65
Depreciation and amortization	50	49	50	47	196
Interest expense, net	38	39	37	37	151
Gain on the early extinguishment of debt	—	—	(169)	—	(169)
Other (income) expense, net	(1)	(1)	3	(1)	—
Total expenses	1,313	1,649	1,414	1,382	5,758
(Loss) income before income taxes, equity in losses (earnings) and noncontrolling interests	(182)	22	170	(132)	(122)
Income tax (benefit) expense	(46)	8	45	(22)	(15)
Equity in losses (earnings) of unconsolidated entities	2	(5)	(4)	(2)	(9)
Net (loss) income	(138)	19	129	(108)	(98)
Less: Net loss attributable to noncontrolling interests	—	—	—	1	1
Net (loss) income attributable to Anywhere	$(138)	$19	$129	$(107)	$(97)

(Loss) earnings per share attributable to Anywhere shareholders:
Basic (loss) earnings per share	$(1.26)	$0.17	$1.17	$(0.97)	$(0.88)
Diluted (loss) earnings per share	$(1.26)	$0.17	$1.15	$(0.97)	$(0.88)
Weighted average common and common equivalent shares of Anywhere outstanding:
Basic	109.8	110.4	110.5	110.5	110.3
Diluted	109.8	111.3	112.1	110.5	110.3

Anywhere Reports Financial Results for Third Quarter 2024                    17
Table 7
ANYWHERE REAL ESTATE INC.
NON-GAAP RECONCILIATION - FREE CASH FLOW
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023
(In millions)
A reconciliation of Net income (loss) attributable to Anywhere to Free Cash Flow as defined in Table 9 is set forth in the following table:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income (loss) attributable to Anywhere	$7	$129	$(64)	$10
Income tax expense (benefit)	2	45	(15)	7
Income tax payments	—	(1)	(1)	(4)
Interest expense, net	38	37	117	114
Cash interest payments	(32)	(53)	(111)	(135)
Depreciation and amortization	48	50	151	149
Capital expenditures	(18)	(18)	(54)	(52)
Restructuring costs and former parent legacy items, net of payments	(2)	1	2	25
Impairments	1	3	9	11
Gain on the early extinguishment of debt	(7)	(169)	(7)	(169)
Loss on the sale of businesses, investments or other assets, net	—	3	—	2
Working capital adjustments	56	47	18	109
Relocation receivables (assets), net of securitization obligations	6	21	(28)	13
Free Cash Flow	$99	$95	$17	$80
A reconciliation of Net cash provided by operating activities to Free Cash Flow is set forth in the following table:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net cash provided by operating activities	$120	$145	$37	$125
Property and equipment additions	(18)	(18)	(54)	(52)
Net change in securitization obligations	(4)	(31)	33	7
Effect of exchange rates on cash, cash equivalents and restricted cash	1	(1)	1	—
Free Cash Flow	$99	$95	$17	$80

Net cash used in investing activities	$(19)	$(19)	$(54)	$(39)
Net cash (used in) provided by financing activities	$(133)	$(155)	$3	$(146)

Anywhere Reports Financial Results for Third Quarter 2024                    18
Table 8a

NON-GAAP RECONCILIATION - SENIOR SECURED LEVERAGE RATIO
FOR THE FOUR-QUARTER PERIOD ENDED SEPTEMBER 30, 2024
(In millions)
The senior secured leverage ratio is tested quarterly pursuant to the terms of the senior secured credit facilities*. For the trailing four-quarter period ended September 30, 2024, Anywhere Real Estate Group LLC ("Anywhere Group") was required to maintain a senior secured leverage ratio not to exceed 4.75 to 1.00. The senior secured leverage ratio is measured by dividing Anywhere Group's total senior secured net debt by the trailing four-quarter EBITDA calculated on a Pro Forma Basis, as those terms are defined in the Senior Secured Credit Agreement. Total senior secured net debt does not include the 7.00% Senior Secured Second Lien Notes*, our unsecured indebtedness, including the Unsecured Notes* and Exchangeable Senior Notes*, or the securitization obligations. EBITDA calculated on a Pro Forma Basis, as defined in the Senior Secured Credit Agreement, includes the bank adjustments set forth below. The Company was in compliance with the senior secured leverage ratio covenant at September 30, 2024 with a ratio of 1.32x to 1.00.
A reconciliation of Net loss attributable to Anywhere Group to EBITDA calculated on a Pro Forma Basis, as those terms are defined in the Senior Secured Credit Agreement, for the four-quarter period ended September 30, 2024 is set forth in the following table:

	Four-Quarter Period Ended
	September 30, 2024
Net loss attributable to Anywhere Group (a)	$(171)
Bank covenant adjustments:
Income tax benefit	(37)
Depreciation and amortization	198
Interest expense, net	154
Restructuring costs, net	33
Impairments	63
Former parent legacy cost, net	2
Gain on the early extinguishment of debt	(7)
Gain on asset dispositions, net	(2)
Pro forma effect of business optimization initiatives (b)	24
Non-cash stock compensation expense, other non-cash charges and extraordinary, nonrecurring or unusual charges (c)	63
Pro forma effect of acquisitions and new franchisees (d)	2
Incremental securitization interest costs (e)	9
EBITDA as defined by the Senior Secured Credit Agreement*	$331
Total senior secured net debt (f)	$437
Senior secured leverage ratio*	1.32	x
_______________
(a)Net loss attributable to Anywhere Group consists of: (i) loss of $107 million for the fourth quarter of 2023, (ii) loss of $101 million for the first quarter of 2024, (iii) income of $30 million for the second quarter of 2024 and (iv) income of $7 million for the third quarter of 2024.
(b)Represents the four-quarter pro forma effect of business optimization initiatives.
(c)Represents non-cash long term incentive compensation charges, other non-cash charges and extraordinary, nonrecurring or unusual litigation charges.
(d)Represents the estimated impact of acquisitions and franchise sales activity, net of brokerages that exited our franchise system, as if these changes had occurred at the beginning of the trailing twelve-month period. Franchisee sales activity is comprised of new franchise agreements as well as growth through acquisitions and independent sales agent recruitment by existing franchisees with our assistance. We have made a number of assumptions in calculating such estimates and there can be no assurance that we would have generated the projected levels of Operating EBITDA had we owned the acquired entities or entered into the franchise contracts as of the beginning of the trailing twelve-month period.
(e)Incremental borrowing costs incurred as a result of the securitization facilities refinancing for the four-quarter period ended September 30, 2024.

Anywhere Reports Financial Results for Third Quarter 2024                    19
(f)Represents total borrowings secured by a first priority lien on our assets of $500 million under the Revolving Credit Facility plus $17 million of finance lease obligations less $80 million of readily available cash as of September 30, 2024. Pursuant to the terms of our senior secured credit facilities, total senior secured net debt does not include our securitization obligations, 7.00% Senior Secured Second Lien Notes or unsecured indebtedness, including the Unsecured Notes and Exchangeable Senior Notes.

* Our senior secured credit facilities include the facilities under our Amended and Restated Credit Agreement dated as of March 5, 2013, as amended from time to time (the "Senior Secured Credit Agreement"). Our Senior Secured Second Lien Notes include our 7.00% Senior Secured Second Lien Notes due in 2030. Our Unsecured Notes include our 5.75% Senior Notes due 2029 and 5.25% Senior Notes due 2030. Exchangeable Senior Notes refers to our 0.25% Exchangeable Senior Notes due 2026.

Anywhere Reports Financial Results for Third Quarter 2024                    20
Table 8b

NET DEBT LEVERAGE RATIO
FOR THE FOUR-QUARTER PERIOD ENDED SEPTEMBER 30, 2024
(In millions)
Net corporate debt (excluding securitizations) divided by EBITDA calculated on a Pro Forma Basis, as those terms are defined in the Senior Secured Credit Agreement, for the four-quarter period ended September 30, 2024 (referred to as net debt leverage ratio) is set forth in the following table:

	As of September 30, 2024
Revolving Credit Facility	$500
7.00% Senior Secured Second Lien Notes	640
5.75% Senior Notes	558
5.25% Senior Notes	449
0.25% Exchangeable Senior Notes	403
Finance lease obligations	17
Corporate Debt (excluding securitizations)	2,567
Less: Cash and cash equivalents	102
Net Corporate Debt (excluding securitizations)	$2,465

EBITDA as defined by the Senior Secured Credit Agreement (a)	$331

Net Debt Leverage Ratio	7.4	x
_______________
(a)See Table 8a for a reconciliation of Net loss attributable to Anywhere Group to EBITDA as defined by the Senior Secured Credit Agreement.

Anywhere Reports Financial Results for Third Quarter 2024                    21
Table 9
Non-GAAP Definitions
Adjusted net income (loss) is defined by us as net income (loss) before: (a) mark-to-market interest rate swap adjustments; (b) former parent legacy items, which pertain to liabilities of the former parent for matters prior to mid-2006 and are non-operational in nature; (c) restructuring charges as a result of initiatives currently in progress; (d) impairments; (e) the (gain) loss on the early extinguishment of debt that results from refinancing and deleveraging debt initiatives; (f) the (gain) loss on the sale of businesses, investments or other assets and (g) the tax effect of the foregoing adjustments. We present Adjusted net income (loss) because we believe this measure is useful as a supplemental measure in evaluating the performance of our operating businesses and provides greater transparency into our operating results.
Operating EBITDA is defined as net income (loss) adjusted for depreciation and amortization, interest expense, net (excluding relocation services interest for securitization assets and securitization obligations), income taxes, and certain non-core items. Non-core items include restructuring charges, former parent legacy items, gains or losses on the early extinguishment of debt, impairments, and gains or losses on discontinued operations or the sale of businesses, investments or other assets. Operating EBITDA is our primary non-GAAP measure. Operating EBITDA Margin is defined as Operating EBITDA as a percentage of revenues.
We present Operating EBITDA because we believe it is useful as a supplemental measure in evaluating the performance of our operating businesses and provides greater transparency into our results of operations. Our management, including our chief operating decision maker, uses Operating EBITDA as a factor in evaluating the performance of our business. Operating EBITDA should not be considered in isolation or as a substitute for net income or other statement of operations data prepared in accordance with GAAP.
We believe Operating EBITDA facilitates company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting net interest expense), taxation, the age and book depreciation of facilities (affecting relative depreciation expense) and the amortization of intangibles, as well as other items that are not core to the operating activities of the Company such as restructuring charges, gains or losses on the early extinguishment of debt, former parent legacy items, impairments, gains or losses on discontinued operations and gains or losses on the sale of businesses, investments or other assets, which may vary for different companies for reasons unrelated to operating performance. We further believe that Operating EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an Operating EBITDA measure when reporting their results.
Operating EBITDA has limitations as an analytical tool, and you should not consider Operating EBITDA either in isolation or as a substitute for analyzing our results as reported under GAAP. Some of these limitations are:
•this measure does not reflect changes in, or cash required for, our working capital needs;
•this measure does not reflect our interest expense (except for interest related to our securitization obligations), or the cash requirements necessary to service interest or principal payments on our debt;
•this measure does not reflect our income tax expense or the cash requirements to pay our taxes;
•this measure does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often require replacement in the future, and this measure does not reflect any cash requirements for such replacements; and
•other companies may calculate this measure differently so they may not be comparable.
Free Cash Flow is defined as net income (loss) attributable to Anywhere before income tax expense (benefit), income tax payments, interest expense, net, cash interest payments, depreciation and amortization, capital expenditures, restructuring costs and former parent legacy costs (benefits), net of payments, impairments, (gain) loss on the sale of businesses, investments or other assets, (gain) loss on the early extinguishment of debt, working capital adjustments and relocation receivables (assets), net of change in securitization obligations. We use Free Cash Flow in our internal evaluation of operating effectiveness and decisions regarding the allocation of resources, as well as measuring the Company's ability to generate cash. Since Free Cash Flow can be viewed as both a performance measure and a cash flow measure, the Company has provided a reconciliation to both net income attributable to Anywhere and net cash provided by operating activities. Free Cash Flow is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance or liquidity. Free Cash Flow may differ from similarly titled measures presented by other companies.